ANNUAL MEETING OF STOCKHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

                         , 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

The Constellation Energy Group, Inc. board of directors recommends a vote “FOR” each proposal (and in the case of the election of directors, each of its nominees to the board of directors) other than the stockholder proposal (Proposal 5) and makes no recommendation with respect to the stockholder proposal. To vote in accordance with the recommendations of the Constellation Energy Group, Inc. board of directors, merely sign on the reverse side; no boxes need to be checked.
COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please FOLD (DO NOT DETACH) along dotted line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

CONSTELLATION ENERGY GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS – [   ], 2006

COMMON STOCK

This proxy is solicited by the Constellation Energy Group, Inc. board of directors for use at the annual meeting of stockholders to be held at [“] on [“], 2006 beginning at [“] (local time), and at any adjournments or postponements of the annual meeting.

By signing this proxy, you revoke all prior proxies and appoint Mayo A. Shattuck III and Charles A. Berardesco, and each of them, with each having the full power to appoint his substitute, as proxies to represent and to vote all the shares of Constellation Energy Group, Inc. common stock you held in your account on [  ], 2006 at the annual meeting of stockholders of Constellation Energy Group, Inc., and any adjournment or postponement of such meeting, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished with this proxy, subject to the directions indicated on the reverse side of this card or in your voting instructions submitted by telephone or through the Internet.

Shares represented by all properly executed proxies will be voted at the annual meeting in the manner specified. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations and at their discretion on any other matters that may properly come before the meeting.

The undersigned acknowledges receipt from Constellation Energy Group, Inc. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a joint proxy statement/prospectus furnished with this proxy card.

(Continued and to be signed on the reverse side.)
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

                         , 2006 – ANNUAL MEETING OF STOCKHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1.	The proposal to approve the issuance of shares of Constellation Energy Group, Inc. common stock to FPL Group, Inc. shareholders as contemplated by the Agreement and Plan of Merger, dated as of December 18, 2005, among Constellation Energy Group, Inc., CF Merger Corporation, a wholly owned subsidiary of Constellation Energy Group, Inc., and FPL Group, Inc.		☐	☐	☐

2.	The proposal to approve, effective as of the completion of the merger, the amendments contemplated by the amended and restated charter of Constellation Energy Group, Inc. substantially in the form attached as Annex F to the joint proxy statement/prospectus.

PLEASE COMPLETE “A” OR “B” BELOW, BUT NOT BOTH. If you complete “A” and “B” below, your instructions under “A” below will be followed and your instructions under “B” below will not be followed.

A.The proposal to COLLECTIVELY approve, effective as of the completion of the merger, ALL OF THE AMENDMENTS contemplated by the amended and restated charter of Constellation Energy Group, Inc. substantially in the form attached as Annex F to the joint proxy statement/prospectus.

			☐	☐	☐

B.Skip if you completed “A” above and go to Proposal 3. The proposal to SEPARATELY approve, effective as of the completion of the merger, INDIVIDUAL AMENDMENTS contemplated by the amended and restated charter of Constellation Energy Group, Inc. substantially in the form attached as Annex F to the joint proxy statement/prospectus, marked below.

			☐	☐	☐

	i.	to add 700 Universe Boulevard, Juno Beach, Florida 33408 as the address of Constellation Energy Group, Inc.’s additional principal office;	☐	☐	☐

	ii.	to provide that the minimum size of the Constellation Energy Group, Inc. board of directors shall be increased from no less than three members to consist of no less than seven members;	☐	☐	☐

	iii.	to provide that, as of the closing date of the merger and until the second anniversary of the closing date of the merger, any vacancy on the Constellation Energy Group, Inc. board of directors that results from any cause other than an increase in the number of directors will be filled pursuant to Section 10(c)(i) of Article III of the by-laws of Constellation Energy Group, Inc. in effect at the closing date of the merger;	☐	☐	☐

	iv.	to increase the number of authorized shares of common stock to 1.2 billion;	☐	☐	☐

	v.	to increase the number of authorized shares of preferred stock to 125 million;	☐	☐	☐

	vi.	to provide that each share of common stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the common stock;	☐	☐	☐

	vii.	to provide that shares of common stock shall not have cumulative voting rights;	☐	☐	☐

	viii.	to provide that dividends may be paid ratably on the common stock at such time and in such amounts as the Constellation Energy Group, Inc. board of directors may deem advisable;	☐	☐	☐

	ix.	to eliminate the requirement that each share of any series of preferred stock have only one vote;	☐	☐	☐

	x.	to provide that in the event of any liquidation, dissolution or winding up of Constellation Energy Group, Inc., whether voluntary or involuntary, the holders of the common stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of Constellation Energy Group, Inc., to share ratably in the net assets of Constellation Energy Group, Inc. remaining, after payment or provision for payment of the debts and other liabilities of Constellation Energy Group, Inc. and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of Constellation Energy Group, Inc. shall be entitled; and	☐	☐	☐

	xi.	to provide that the Constellation Energy Group, Inc. board of directors may classify and reclassify any unissued shares of Constellation Energy Group, Inc. stock (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects, from time to time before issuance of such shares, the class and series designations of shares of capital stock or setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares.	☐	☐	☐

3.	The election of Class I directors to the Constellation Energy Group, Inc. board of directors to serve three year terms to expire in 2009.

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY	☐	FOR ALL EXCEPT
			FOR ALL NOMINEES		(See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

O Douglas L. Becker	O Edward A. Crooke	O Mayo A. Shattuck III	O Michael D. Sullivan

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as Constellation Energy Group, Inc.’s independent registered public accounting firm for the year 2006.	☐	☐	☐

5.	The stockholder proposal.	☐	☐	☐

6.

Discretionary authority. Unless you check the box below, in their discretion, the proxy is authorized to vote upon any matter as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

	WITHHOLD AUTHORITY			☐

	MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING	☐

Signature of Stockholder	.	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.